Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of CuraGen Corporation on Form S-8 of our report dated January 24, 2003, appearing in the Annual Report on Form 10-K of CuraGen Corporation for the year ended December 31, 2002.

Deloitte & Touche LLP

Hartford, Connecticut

August 21, 2003